As filed with the Securities and Exchange Commission on June 20, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
GLOBANT S.A.
(Exact name of registrant as specified in its charter)
Not Applicable
(Translation of registrant’s name into English)
Grand Duchy of Luxembourg	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
37A Avenue J.F. Kennedy
L-1855, Luxembourg
Tel: + 352 20 30 15 96
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Globant, LLC
875 Howard Street, Suite 320
San Francisco, CA 94103
Attn: Caroline Dolan
Tel: (877) 215-5230
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Christopher C. Paci DLA Piper LLP (US) 1251 Avenue of the Americas New York, New York 10020-1104 (212) 335-4500	S. Todd Crider Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017-3954 (212) 455-2000
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)(2)
Common shares, nominal value $1.20 per share

(1)
An indeterminate amount of the securities is being registered as may from time to time be offered at indeterminate prices.

(2)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee.

PROSPECTUS
Globant S.A.
Common Shares
This prospectus relates to the sale of our common shares (the “common shares”) by us or certain of our existing shareholders (the “selling shareholders”).
We or any selling shareholders may offer and sell or otherwise dispose of the common shares described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. See “Plan of Distribution” for more information about how we or any selling shareholders may sell or dispose of our common shares.
This prospectus may not be used to offer to sell any of our common shares unless accompanied by a prospectus supplement. The prospectus supplement or a free writing prospectus may add, update or change information contained in this prospectus.
Our common shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “GLOB.” Our common shares are also listed on the official list of the Luxembourg Stock Exchange (“LuxSE”) and admitted to trading on the regulated market of the LuxSE. The common shares bear the International Securities Identification Number LU0974299876.
You should carefully read this prospectus and any applicable prospectus supplement or free writing prospectus, together with any documents we incorporate by reference, before you invest in our common shares.

Investing in our common shares involves risks. See “Risk Factors” in our most recent Annual Report on Form 20-F, which is incorporated by reference herein, as well as any other documents we incorporate by reference and, if any, in the relevant prospectus supplement to read about factors you should consider before buying our common shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated June 20, 2018.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we or any selling shareholders may, from time to time, sell our common shares in one or more offerings. This prospectus provides you with a general description of our common shares that we or any selling shareholders may offer. This prospectus may be supplemented from time to time by one or more prospectus supplements. The prospectus supplement may add, update or change information contained in, or incorporated by reference into, this prospectus.
We are responsible for the information contained in or incorporated by reference into this prospectus, any prospectus supplement or any free writing prospectus prepared by or on behalf of us. Neither we nor the selling shareholders have authorized anyone to provide you with additional or different information. We and the selling shareholders take no responsibility for, and can provide no assurances as to the reliability of, additional, different or inconsistent information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, our common shares are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. You should assume the information appearing in this prospectus is accurate only as of the respective dates of such information. Our business, financial condition, results of operations and prospects may have changed since those dates.
The registration statement, of which this prospectus is a part, contains more information than this prospectus regarding us and the matters discussed in this prospectus, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the SEC’s website or at the SEC’s offices as described below under the heading “Where You Can Find Additional Information.” Statements in this prospectus and any applicable prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You should read this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information,” before making your investment decision.
Except where the context requires otherwise, references in this prospectus to “Globant,” our “Company,” “we,” “us,” and “our” are to Globant S.A., together with its consolidated subsidiaries.

MARKET AND INDUSTRY DATA
This prospectus and any accompanying prospectus supplement, and any document incorporated by reference into this prospectus and any accompanying prospectus supplement, may include industry, market and competitive position data and forecasts that are based on industry publications and studies conducted by independent third parties. The industry publications and third-party studies generally state that the information that they contain has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Although we believe that the market position, market opportunity and market size information included in this prospectus and any accompanying prospectus supplement, as well as the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, is generally reliable, we have not verified the data, which is inherently imprecise. The forward-looking statements included in this prospectus and any accompanying prospectus supplement, as well as the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, related to industry, market and competitive data position may be materially different than actual results.

PROSPECTUS SUMMARY
This summary highlights some of the information contained in, or incorporated by reference into, this prospectus. This summary may not contain all of the information that may be important to you. For a more complete understanding of our business and this offering, we encourage you to read this entire prospectus, including the documents incorporated by reference herein, the more detailed information regarding our Company and our common shares being sold in this offering, as well as our consolidated financial statements and the related notes incorporated by reference into this prospectus, before deciding to invest in our common shares. Some of the statements in this prospectus constitute forward-looking statements. See “Cautionary Statement Concerning Forward-Looking Statements.”
We are a digitally native technology services company. We leverage the latest technologies in the digital and cognitive fields to empower organizations. We want to help our clients emotionally connect with consumers and employees. We are the place where engineering, design, and innovation meet scale.
For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference to this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”
We were incorporated in 2012 as a sociéte anonyme under the laws of the Grand Duchy of Luxembourg. Our registered office is located at 37A Avenue J.F. Kennedy, L-1855, Luxembourg. Our telephone number at that address is + 352 20 30 15 96. Our corporate website address is www.globant.com. Information on our website is deemed not to be a part of this prospectus and is not incorporated herein. Our common shares began trading on the NYSE under the symbol “GLOB” in connection with our initial public offering on July 18, 2014. Our common shares were listed on the LuxSE and began trading on the regulated market of the LuxSE on August 11, 2016. Our common shares bear the International Securities Identification Number LU0974299876.

RISK FACTORS
Investment in our common shares involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our reports on Form 6-K, together with all of the other information appearing in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. The risks so described are not the only risks facing our Company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in our common shares.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to “foreign private issuers” (as such term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)), and we fulfill our obligations with respect to these requirements by filing or furnishing reports with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on, or accessible through, our corporate website at www.globant.com. The information contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part. You may also read and copy, at SEC prescribed rates, any document we file with the SEC, including the registration statement (and its exhibits) of which this prospectus is a part, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information included in this prospectus and the documents listed below. We incorporate by reference the documents listed below:
•
Annual Report on Form 20-F for the year ended December 31, 2017, filed with the SEC on April 13, 2018;

•
Reports on Form 6-K filed with the SEC on May 18, 2018 and June 20, 2018;

•
the description of our common shares contained in our Registration Statement on Form 8-A filed on July 11, 2014, including all amendments and reports filed for the purpose of updating such description (the description of our common shares is superseded by the section entitled “Description of Capital Stock” in this prospectus); and

•
with respect to each offering of securities under this prospectus, all subsequent reports that we file with the SEC under section 13(a), 13(c) or 15(d) of the Exchange Act and, to the extent, if any, we designate therein, reports on Form 6-K we furnish to the SEC after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus.

We will provide without charge, a copy of any and all of the documents referred to herein, to each person who makes a written or oral request, by writing or calling us at the following address or telephone number:
37A Avenue J.F. Kennedy
L-1855, Luxembourg
Attn: Patricio Pablo Rojo
Tel: + 352 20 30 15 96

USE OF PROCEEDS
In the case of a sale of our common shares by us, the use of proceeds will be specified in the applicable prospectus supplement. In the case of a sale of our common shares by any selling shareholder, we will not receive any of the proceeds from such sale.

SELLING SHAREHOLDERS
Information about the selling shareholders will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement of which this prospectus forms a part or in filings we make with the SEC under the Exchange Act, that are incorporated by reference herein.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of some of the terms of our common shares, based on our articles of association.
The following summary is not complete and is subject to, and is qualified in its entirety by reference to, the provisions of our articles of association, the form of which has been filed as an exhibit to our Annual Report on Form 20-F, which is incorporated herein by reference, and applicable Luxembourg law, including the Luxembourg law of August 10, 1915 on commercial companies as amended from time to time (loi du 10 août 1915 sur les sociétés commerciales telle que modifiée, the “Luxembourg Corporate Law”). You may obtain copies of our articles of association as described under “Where You Can Find More Information” in this prospectus.
General
We are a Luxembourg joint stock company (société anonyme) and our legal name is “Globant S.A.” We were incorporated on December 10, 2012.
We are registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés de Luxembourg) under number B 173 727 and have our registered office at 37A Avenue J. F. Kennedy, L-1855, Luxembourg, Grand Duchy of Luxembourg.
Share Capital
As of June 12, 2018, our issued share capital was $43,071,370.80, represented by 35,892,809 common shares with a nominal value of  $1.20 each, of which 138,152 are treasury shares held by us.
As of June 12, 2018, we had an authorized share capital, excluding the issued share capital, of $7,808,433.60 consisting of 6,507,028 common shares with a nominal value of  $1.20 each.
Our shareholders’ meeting has authorized our board of directors to issue common shares within the limits of the authorized share capital at such time and such terms as our board of directors may decide during a period ending on the fifth anniversary of the date of publication in the Recueil Electronique des Sociétés et Associations (“RESA”) of the minutes of the extraordinary general meeting of shareholders held on May 8, 2017, which publication occurred on May 19, 2017 and which period ends on May 19, 2022, and may be renewed. Accordingly, our board of directors may issue up to 6,507,028 common shares until such date. We currently intend to seek renewals and/or extensions as required from time to time.
Our authorized share capital is determined by our articles of association, as amended from time to time, and may be increased or reduced by amending the articles of association by approval of the requisite two-thirds majority of the votes at a quorate extraordinary general shareholders’ meeting. Under Luxembourg law, our shareholders have no obligation to provide further capital to us.
Under Luxembourg law, our shareholders benefit from a pre-emptive subscription right on the issuance of common shares for cash consideration. However, our shareholders have, in accordance with Luxembourg law, authorized our board of directors to waive, suppress or limit, any pre-emptive subscription rights of shareholders provided by law to the extent our board of directors deems such waiver, suppression or limitation advisable for any issue or issues of common shares within the scope of our authorized share capital. Such common shares may be issued above, at or below market value as well as above, at or below nominal value by way of incorporation of available reserves (including premium).
Form and Transfer of Common Shares
Our common shares are issued in registered form only and are freely transferable under Luxembourg law and our articles of association. Luxembourg law does not impose any limitations on the rights of Luxembourg or non-Luxembourg residents to hold or vote our common shares.
Under Luxembourg law, the ownership of registered shares is established by the inscription of the name of the shareholder and the number of shares held by him or her in the shareholder register. Transfers of common shares not deposited into securities accounts are effective towards us and third parties either through the recording of a declaration of transfer into the shareholders’ register, signed and dated by the transferor and the transferee or their representatives or by us, upon notification of the transfer to, or upon the acceptance of the transfer by, us. Should the transfer of common shares not be recorded accordingly, the shareholder is entitled to enforce his or her rights by initiating the relevant proceedings before the competent courts of Luxembourg.
In addition, our articles of association provide that our common shares may be held through a securities settlement system or a professional depositary of securities. The depositor of common shares held in such manner has the same rights and obligations as if such depositor held the common shares directly. Common shares held through a securities settlement system or a professional depositary of securities may be transferred from one account to another in accordance with customary procedures for the transfer of securities in book-entry form. However, we will make dividend payments (if any) and any other payments in cash, common shares or other securities (if any) only to the securities settlement system or the depositary recorded in the shareholders’ register or in accordance with its instructions.
Issuance of Common Shares
Pursuant to Luxembourg Corporate Law, the issuance of common shares requires the amendment of our articles of association by the approval of two-thirds of the votes at a quorate extraordinary general shareholders’ meeting; provided, however, that the general meeting may approve an authorized share capital and authorize our board of directors to issue common shares up to the maximum amount of such authorized unissued share capital for a five year period beginning either on the date of the relevant general meeting or the date of publication in the RESA of the minutes of the relevant general meeting approving such authorization. The general meeting may amend or renew such authorized share capital and such authorization of our board of directors to issue common shares.
As of June 12, 2018, we had an authorized share capital, excluding the issued share capital, of $7,808,433.60 and our board of directors was authorized to issue up to 6,507,028 common shares (subject to stock splits, consolidation of common shares or like transactions) with a nominal value of  $1.20 per common share.
Our articles of association provide that no fractional shares shall be issued or exist.
Pre-emptive Rights
Unless limited, waived or cancelled by our board of directors in the context of the authorized share capital or pursuant to a decision of an extraordinary general meeting of shareholders pursuant to the provisions of the articles of association relating to amendments thereof, holders of our common shares have a pro rata pre-emptive right to subscribe for any new common shares issued for cash consideration. Our articles of association provide that pre-emptive rights can be waived, suppressed or limited by our board of directors for a period ending on the fifth anniversary of the date of publication in the RESA of the minutes of the extraordinary general meeting of shareholders held on May 8, 2017, which publication occurred on May 19, 2017 and which period ends on May 19, 2022, in the event of an increase of the issued share capital by our board of directors within the limits of the authorized share capital.
Repurchase of Common Shares
We cannot subscribe for our own common shares. We may, however, repurchase issued common shares or have another person repurchase issued common shares for our account, subject to the following conditions:
•
the repurchase complies with the principle of equal treatment of all shareholders, except in the event such repurchase was the result of the unanimous decision of a general meeting at which all shareholders were present or represented (in addition, listed companies may repurchase their own shares on the stock exchange without an offer to repurchase having to be made to the shareholders);

•
prior authorization by a simple majority vote at an ordinary general meeting of shareholders is granted, which authorization sets forth the terms and conditions of the proposed repurchase,

including the maximum number of common shares to be repurchased, the duration of the period for which the authorization is given (which may not exceed five years) and, in the case of a repurchase for consideration, the minimum and maximum consideration per common share;
•
the repurchase does not reduce our net assets (on a non-consolidated basis) to a level below the aggregate of the issued share capital and the reserves that we must maintain pursuant to Luxembourg law or our articles of association; and

•
only fully paid-up common shares are repurchased.

No prior authorization by our shareholders is required for us to repurchase our own common shares if:
•
we are in imminent and severe danger, in which case our board of directors must inform the general meeting of shareholders held subsequent to the repurchase of common shares of the reasons for, and aim of such repurchase, the number and nominal value of the common shares repurchased, the fraction of the share capital such repurchased common shares represented and the consideration paid for such shares; or

•
the common shares are repurchased by us or by a person acting for our account in view of a distribution of the common shares to our employees.

On June 18, 2014, the general meeting of shareholders according to the conditions set forth in article 49-2 of Luxembourg Corporate Law granted our board of directors the authorization to repurchase up to a maximum number of shares representing 20% of the issued share capital immediately after the closing of our initial public offering for a net purchase price being (i) no less than 50% of the lowest stock price and (ii) no more than 50% above the highest stock price, in each case being the closing price, as reported by the New York City edition of the Wall Street Journal, or, if not reported therein, any other authoritative sources to be selected by our board of directors, over the ten trading days preceding the date of the purchase (or the date of the commitment to the transaction). The authorization is valid for a period ending five years from the date of the general meeting or the date of its renewal by a subsequent general meeting of shareholders. Pursuant to such authorization, our board of directors is authorized to acquire and sell our common shares under the conditions set forth in the minutes of such general meeting of shareholders. Such purchases and sales may be carried out for any purpose authorized by the general meeting of Globant S.A.
Capital Reduction
Our articles of association provide that our issued share capital may be reduced by a resolution adopted by a two-thirds majority of the votes at a quorate extraordinary general shareholders’ meeting. If the reduction of capital results in the capital being reduced below the legally prescribed minimum, the general meeting of the shareholders must, at the same time, resolve to increase the capital up to the required level.
General Meeting of Shareholders
Any regularly constituted general meeting of our shareholders represents the entire body of shareholders.
Each of our common shares entitles the holder thereof to attend our general meeting of shareholders, either in person or by proxy, to address the general meeting of shareholders and to exercise voting rights, subject to the provisions of Luxembourg law and our articles of association. Each common share entitles the holder to one vote at a general meeting of shareholders. Our articles of association provide that our board of directors shall adopt as it deems fit all other regulations and rules concerning the attendance to the general meeting.
A general meeting of our shareholders may, at any time, be convened by our board of directors, to be held at such place and on such date as specified in the convening notice of such meeting. Our articles of association and Luxembourg law provide that a general meeting of shareholders must be convened by our board of directors, upon request in writing indicating the agenda, addressed to our board of directors by one or more shareholders representing at least 10% of our issued share capital. In such case, a general meeting of shareholders must be convened and must be held within a period of one month from receipt of such request. One or more shareholders holding at least 5% of our issued share capital may request the addition of one or more items to the agenda of any general meeting of shareholders and propose resolutions. Such requests must be received at our registered office by registered mail at least 22 days before the date of such meeting.
Our articles of association provide that if our common shares are listed on a stock exchange, all shareholders recorded in any register of our shareholders are entitled to be admitted and vote at the general meeting of shareholders based on the number of shares they hold on a date and time preceding the general meeting of shareholders as the record date for admission to the general meeting of shareholders (the “Record Date”), which the board of directors may determine as specified in the convening notice, subject to the law of May 24, 2011 on the exercise of certain rights of shareholders of listed companies (the “Shareholder Rights Law”). Furthermore, any shareholder, holder or depositary, as the case may be, who wishes to attend the general meeting must inform us thereof no later than on the fourteenth day preceding the date of such general meeting, or by any other date which the board of directors may determine and as specified in the convening notice, in a manner to be determined by our board of directors in the notice convening the general meeting of the shareholders. In the case of common shares held through the operator of a securities settlement system or with a depositary, or sub-depositary designated by such depositary, a shareholder wishing to attend a general meeting of shareholders should receive from such operator or depositary a certificate certifying the number of common shares recorded in the relevant account on the Record Date. The certificate should be submitted to us at our registered office no later than three business days prior to the date of such general meeting. In the event that the shareholder votes by means of a proxy, the proxy must be deposited at our registered office at the same time or with any of our agents duly authorized to receive such proxies. Our board of directors may set a shorter period for the submission of the certificate or the proxy in which case this will be specified in the convening notice.
The convening of, and attendance to, our general meetings is subject to the provisions of the Shareholder Rights Law.
General meetings of shareholders shall be convened in accordance with the provisions of our articles of association and the 1915 Luxembourg Companies Act, the Shareholder Rights Law and the requirements of any stock exchange on which our shares are listed. The Shareholder Rights Law provides inter alia that convening notices for any general meeting shall contain the agenda of the meeting and shall take the form of announcements published in the RESA, in a Luxembourg newspaper and in the media, in a manner which ensures effective dissemination of information to the public throughout the European Economic Area (“EEA”) and which ensures prompt access to such information on a non-discriminatory basis. Notices by mail shall also be sent at least 30 days before the meeting to registered shareholders; provided that no proof of compliance with this requirement is necessary. Where all the common shares are in registered form, the convening notices may be made only by registered letters.
In the event (i) an extraordinary general meeting of shareholders is convened to vote on an extraordinary resolution (see below under “— Voting Rights” for additional information), (ii) such meeting is not quorate and (iii) a second meeting is convened, the second meeting will be convened by means of announcements published in the RESA, in a Luxembourg newspaper and in the media, in a manner which ensures effective dissemination of information to the public throughout the EEA and which ensures prompt access to such information on a non-discriminatory basis, at least 17 days prior to the meeting if the agenda has not been modified or at least 30 days if the agenda has been modified.
Pursuant to our articles of association, if all shareholders are present or represented at a general meeting of shareholders and state that they have been informed of the agenda of the meeting, the general meeting of shareholders may be held without prior notice.
Our annual general meeting is held on the date set forth in the corresponding convening notice within six months of the end of each financial year at our registered office or such other place as specified in such convening notice.

Voting Rights
Each share entitles the holder thereof to one vote at a general meeting of shareholders.
Luxembourg law distinguishes between ordinary resolutions and extraordinary resolutions. Extraordinary resolutions relate to proposed amendments to the articles of association and certain other limited matters. All other resolutions are ordinary resolutions.
Ordinary Resolutions.   Pursuant to our articles of association and Luxembourg Corporate Law, ordinary resolutions shall be adopted by a simple majority of votes validly cast on such resolution at a general meeting. Abstentions and nil votes will not be taken into account.
Appointment and Removal of Directors.    Members of our board of directors are elected by ordinary resolution at a general meeting of shareholders. Under our articles of association, all directors are elected for a period of up to four years provided however that our directors shall be elected on a staggered basis. Any director may be removed with or without cause and with or without prior notice by a simple majority vote at any general meeting of shareholders. The articles of association provide that, in case of a vacancy, our board of directors may fill such vacancy on a temporary basis by a person designated by the remaining members of our board of directors until the next general meeting of shareholders, which will resolve on a permanent appointment. The directors shall be eligible for re-election indefinitely.
Extraordinary Resolutions.   Extraordinary resolutions are required for any of the following matters, among others: (a) an increase or decrease of the authorized share capital or issued share capital, (b) a limitation or exclusion of preemptive rights, (c) approval of a merger (fusion) or de-merger (scission), (d) dissolution, (e) an amendment to our articles of association and (f) a change of nationality. Pursuant to Luxembourg law and our articles of association, for any extraordinary resolutions to be considered at a general meeting, the quorum must generally be at least 50% of our issued share capital. Any extraordinary resolution shall generally be adopted at a quorate general meeting upon a two-thirds majority of the votes validly cast on such resolution. In case such quorum is not reached, a second meeting may be convened by our board of directors in which no quorum is required, and which must generally still approve the amendment with two-thirds of the votes validly cast. Abstentions and nil votes will not be taken into account.
Neither Luxembourg law nor our articles of association contain any restrictions as to the voting of our common shares by non-Luxembourg residents.
Amendment to Articles of Association
Shareholder Approval Requirements.   Luxembourg law requires that an amendment to our articles of association generally be made by extraordinary resolution. The agenda of the general meeting of shareholders must indicate the proposed amendments to the articles of association.
Pursuant to Luxembourg Corporate Law and our articles of association, for an extraordinary resolution to be considered at a general meeting, the quorum must generally be at least 50% of our issued share capital. Any extraordinary resolution shall be adopted at a quorate general meeting (save as otherwise required by law) upon a two-thirds majority of the votes validly cast on such resolution. If the quorum of 50% is not reached at this meeting, a second general meeting may be convened, in which no quorum is required, and may approve the resolution at a majority of two-third of votes validly cast.
Formalities.   Any resolutions to amend the articles of association or to approve a merger, de-merger, dissolution or change of nationality must be taken before a Luxembourg notary and such amendments must be published in accordance with Luxembourg law.
Merger and Division
A merger by absorption whereby one Luxembourg company, after its dissolution without liquidation, transfers to another company all of its assets and liabilities in exchange for the issuance of common shares in the acquiring company to the shareholders of the company being acquired, or a merger effected by transfer of assets to a newly incorporated company, must, in principle, be approved at a general meeting of shareholders by an extraordinary resolution of the Luxembourg company, and the general meeting of shareholders must be held before a Luxembourg notary. Further conditions and formalities under Luxembourg law are to be complied with in this respect.
Liquidation
In the event of our liquidation, dissolution or winding-up, the assets remaining after allowing for the payment of all liabilities will be paid out to the shareholders pro rata according to their respective shareholdings. Generally, the decisions to liquidate, dissolve or wind-up require the passing of an extraordinary resolution at a general meeting of our shareholders, and such meeting must be held before a Luxembourg notary.
Mandatory Takeover, Squeeze-Out and Sell-Out Rights under the Luxembourg Takeover Law
Mandatory bid
The Luxembourg law of May 19, 2006 implementing Directive 2004/25/EC of the European Parliament and the Council of April 21, 2004 on takeover bids (the “Takeover Law”) provides that, if a person acting alone or in concert acquires securities of our Company which, when added to any existing holdings of our securities, give such person voting rights representing at least one-third of all of the voting rights attached to the issued shares of our Company, this person is required to make an offer for the remaining shares of our Company. In a mandatory bid situation, a “fair price” is in principle considered to be the highest price paid by the offeror or a person acting in concert with the offeror for the securities during the 12-month period preceding the mandatory bid.
Squeeze-out right
The Takeover Law provides that, when an offer (mandatory or voluntary) is made to all of the holders of voting securities of our Company and after such offer the offeror holds at least 95% of the securities carrying voting rights and 95% of the voting rights, the offeror may require the holders of the remaining securities to sell those securities (of the same class) to the offeror. The price offered for such securities must be a fair price. The price offered in a voluntary offer would be considered a fair price in the squeeze-out proceedings if the offeror acquired at least 90% of our shares carrying voting rights that were the subject of the offer. The price paid in a mandatory offer is deemed a fair price. The consideration paid in the squeeze-out proceedings must take the same form as the consideration offered in the offer or consist solely of cash. Moreover, an all-cash option must be offered to the remaining shareholders. Finally, the right to initiate squeeze-out proceedings must be exercised within three months following the expiration of the offer.
Sell-out right
The Takeover Law provides that, when an offer (mandatory or voluntary) is made to all of the holders of our voting securities and if after such offer the offeror holds securities carrying more than 90% of the voting rights, the remaining security holders may require that the offeror purchase the remaining securities of the same class. The price offered in a voluntary offer would be considered “fair” in the sell-out proceedings if the offeror acquired at least 90% of our shares carrying voting rights and which were the subject of the offer. The price paid in a mandatory offer is deemed a fair price. The consideration paid in the sell-out proceedings must take the same form as the consideration offered in the offer or consist solely of cash. Moreover, an all-cash option must be offered to our remaining shareholders. Finally, the right to initiate sell-out proceedings must be exercised within three months following the expiration of the offer.
We also fall under the scope of the Luxembourg law of July 21, 2012 on the squeeze-out and sell-out of securities of companies admitted or having been admitted to trading on a regulated market or which have been subject to a public offer (the “Luxembourg Mandatory Squeeze-Out and Sell-Out Law”). The Luxembourg Mandatory Squeeze-Out and Sell-Out Law provides that, subject to the conditions set forth therein being met, if any individual or legal entity, acting alone or in concert with another, holds a number of shares or other voting securities representing at least 95% of our voting share capital and 95% of our voting rights: (i) such holder may require the holders of the remaining shares or other voting securities to sell those remaining securities (the “Mandatory Squeeze-Out”); and (ii) the holders of the remaining shares or securities may require such holder to purchase those remaining shares or other voting securities (the “Mandatory Sell-Out”). The Mandatory Squeeze-Out and the Mandatory Sell-Out must be exercised at a fair price according to objective and adequate methods applying to asset disposals. The procedures applicable to the Mandatory Squeeze-Out and the Mandatory Sell-Out are subject to further conditions and must be carried out under the supervision of the Commission de Surveillance du Secteur Financier (the “CSSF”).
Disclosure of transactions by persons discharging managerial responsibilities
Pursuant to Regulation (EU) No. 596/2014 of the European Parliament and of the Council of April 16, 2014 on market abuse and related regulations (collectively referred to as the “Market Abuse Regulation”), persons discharging managerial responsibilities as well as persons closely associated with them, must notify the CSSF and us of every transaction conducted on their own account (a concept that must be interpreted within the meaning of the Market Abuse Regulation) relating to our common shares or to derivatives or other financial instruments, the value of which depends on or has an effect on the price or value of our common shares. The obligation applies to any subsequent transaction once a total amount of €5,000 has been reached within a calendar year, calculated by adding without netting all relevant transactions relating to the securities. The notification must be made promptly and no later than three business days after the date of the transaction. We must ensure that any information related to relevant transactions which we receive is made public promptly, and no later than three business days after the transaction, in the manner reserved for regulated information (see “Publication of regulated information”).
For the purpose of the Market Abuse Regulation, a “person discharging managerial responsibilities” means a person who is (a) a member of the administrative, management or supervisory body of that entity; or (b) a senior executive who is not a member of the bodies referred to in clause (a), who has regular access to inside information relating directly or indirectly to that entity and power to take managerial decisions affecting the future developments and business prospects of that entity.
“Persons discharging senior managerial responsibilities” within our Company are the members of our board of directors and the members of our senior management identified in our most recent Annual Report on Form 20-F filed with the SEC.
Publication of regulated information
Pursuant to directive 2004/109/EC of the European Parliament and of the Council of December 15, 2004 on the harmonization of transparency requirements in relation to information about issuers whose securities are admitted on trading on a regulated market (the “Transparency Directive”), issuers that fall within the scope of that directive are required to provide ongoing and periodic information which the directive defines as “regulated information.” As regards that regulated information, the Transparency Directive imposes three obligations on issuers:
•
publish the regulated information;

•
make this information available to an Officially Appointed Mechanism (“OAM”) for the central storage of regulated information; and

•
file the regulated information with the competent authority of the relevant home Member State within the EEA.

In accordance with article 20 of the Luxembourg law of January 11, 2008 implementing the Transparency Directive (the “Luxembourg Transparency Law”), issuers are required to disclose regulated information in a manner ensuring fast access to such information on a non-discriminatory basis. Thus, they shall use such media as may reasonably be relied upon for the effective dissemination of information to the public in all EEA Member States.
We are required to file the aforementioned information with the CSSF and to make this information available to the OAM in Luxembourg.

No Appraisal Rights
Neither Luxembourg law nor our articles of association provide for any appraisal rights of dissenting shareholders.
Distributions
Subject to Luxembourg law, if and when a dividend is declared by the general meeting of shareholders or an interim dividend is declared by our board of directors, each common share is entitled to participate equally in such distribution of funds legally available for such purposes. Pursuant to our articles of association, our board of directors may pay interim dividends, subject to Luxembourg law.
Declared and unpaid distributions held by us for the account of the shareholders shall not bear interest. Under Luxembourg law, claims for unpaid distributions will lapse in our favor five years after the date such distribution became due and payable.
Any amount payable with respect to dividends and other distributions declared and payable may be freely transferred out of Luxembourg, except that any specific transfer may be prohibited or limited by anti-money laundering regulations, freezing orders or similar restrictive measures.
Annual Accounts
Under Luxembourg law, our board of directors must prepare annual accounts and consolidated accounts. Except for certain cases as provided for by Luxembourg law, our board of directors must also annually prepare management reports on the annual accounts and consolidated accounts. The annual accounts, the consolidated accounts, management reports and auditor’s reports must be available for inspection by shareholders at our registered office and on our website for an uninterrupted period beginning at least 30 calendar days prior to the date of the annual ordinary general meeting of shareholders.
The annual accounts and consolidated accounts are audited by an approved statutory auditor (réviseur d’entreprises agréé).
The annual accounts and the consolidated accounts will be filed with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés of Luxembourg) and disseminated as regulated information.
Information Rights
Luxembourg law gives shareholders limited rights to inspect certain corporate records prior to the date of the annual ordinary general meeting of shareholders, including the annual accounts with the list of directors and auditors, the consolidated accounts, the notes to the annual accounts and the consolidated accounts, a list of shareholders whose common shares are not fully paid up, the management reports, the auditor’s report and, in case of amendments to the articles of association, the text of the proposed amendments and the draft of the resulting consolidated articles of association.
In addition, any registered shareholder is entitled to receive, upon request, a copy of the annual accounts, the consolidated accounts, the auditor’s reports and the management reports free of charge prior to the date of the annual ordinary general meeting of shareholders.
Under the Shareholder Rights Law, every shareholder has the right to ask questions related to items on the agenda of the general meeting. The company shall answer the questions put to it by shareholders, subject to the measures which it may take to ensure the identification of shareholders, the good order of general meetings and their preparation, and the protection of confidentiality and its business interests. The company may provide one overall answer to questions having the same content. Where the relevant information is available on its Internet site in a question and answer format, the company shall be deemed to have answered to the questions asked by referring to its site.
Disclosure of Significant Ownership of Our Common Shares
Holders of common shares, including depositary receipts representing common shares admitted to trading on a regulated market and for which Luxembourg is the home Member State within the meaning of the Luxembourg Transparency Law and to which voting rights are attached (the “Securities”) and derivatives or other financial instruments linked to the Securities may be subject to notification obligations pursuant to the Luxembourg Transparency Law and the Grand ducal regulation of January 11, 2008 on transparency requirements for issuers, as amended. The following description summarizes these obligations. Our shareholders are advised to consult with their own legal advisers to determine whether the notification obligations apply to them.
The Luxembourg Transparency Law provides that, subject to limited exceptions, if a person acquires or disposes of our Securities, and following such acquisition or disposal, the proportion of voting rights held by such person reaches, exceeds or falls below one of the thresholds of 5%, 10%, 15%, 20%, 25%, 33 1∕3% , 50% or 66 2∕3% (each, a “Relevant Threshold”) of our total voting rights existing when the situation giving rise to a declaration occurs, such person must simultaneously notify us and the CSSF of proportion of voting rights held by it after such event. The voting rights shall be calculated on the basis of all of the common shares, including depositary receipts representing common shares, to which voting rights are attached, even if the exercise thereof is suspended. Moreover, this information shall be given in respect of all of the common shares, including depositary receipts representing common shares, which are in the same class and to which voting rights are attached. A person must also notify us and the CSSF of the proportion of his or her voting rights if that proportion reaches, exceeds or falls below any Relevant Threshold as a result of events changing the breakdown of voting rights and on the basis of the information disclosed by us.
The same notification requirements apply to a natural person or legal entity to the extent such person or entity is entitled to acquire, dispose of, or exercise voting rights in any of the following cases or a combination of them:
(a)
voting rights held by a third party with whom that person or entity has concluded an agreement, which obliges them to adopt, by concerted exercise of the voting rights they hold, a lasting common policy towards the management of the issuer;

(b)
voting rights held by a third party under an agreement concluded with that person or entity providing for the temporary transfer for consideration of the voting rights in question;

(c)
voting rights attaching to Securities which are lodged as collateral with that person or entity, provided the person or entity controls the voting rights and declares his intention of exercising them;

(d)
voting rights attaching to Securities in which that person or entity has the life interest;

(e)
voting rights which are held, or may be exercised within the meaning of clauses (a) to (d), by an undertaking controlled by that person or entity;

(f)
voting rights attaching to Securities deposited with that person or entity which the person or entity can exercise at his discretion in the absence of specific instructions from the Securities holders;

(g)
voting rights held by a third party in its own name on behalf of that person or entity;

(h)
voting rights which that person or entity may exercise as a proxy where the person or entity can exercise the voting rights at his discretion in the absence of specific instructions from the Securities holders.

The above notification requirements also apply to a natural person or legal entity that holds, directly or indirectly, financial instruments linked to our common shares.
Board of Directors
Globant S.A. is managed by our board of directors which is vested with the broadest powers to take any actions necessary or useful to fulfill our corporate purpose with the exception of actions reserved by law or our articles of association to the general meeting of shareholders. Our articles of association provide that our board of directors must consist of at least seven members and no more than 15 members. Our board of directors meets as often as company interests require.

A majority of the members of our board of directors present or represented at a board meeting constitutes a quorum, and resolutions are adopted by the simple majority vote of our board members present or represented. In the case of a tie, the chairman of our board shall have the deciding vote. Our board of directors may also make decisions by means of resolutions in writing signed by all directors.
Directors are elected by the general meeting of shareholders, and appointed for a period of up to four years; provided, however, that directors are elected on a staggered basis, with one-third of the directors being elected each year; and provided, further, that such term may be exceeded by a period up to the annual general meeting held following the fourth anniversary of the appointment, and each director will hold office until his or her successor is elected. The general shareholders’ meeting may remove one or more directors at any time, without cause and without prior notice by a resolution passed by simple majority vote. If our board of directors has a vacancy, such vacancy may be filled on a temporary basis by a person designated by the remaining members of our board of directors until the next general meeting of shareholders, which will resolve on a permanent appointment. Any director shall be eligible for re-election indefinitely.
Within the limits provided for by applicable law and our articles of association, our board of directors may delegate to one or more directors or to any one or more persons, who need not be shareholders, acting alone or jointly, the daily management of Globant S.A. and the authority to represent us in connection with such daily management. Our board of directors may also grant special powers to any person(s) acting alone or jointly with others as agent of Globant S.A.
Our board of directors may establish one or more committees, including without limitation, an audit committee, a nominating and corporate governance committee and a compensation committee, and for which it shall, if one or more of such committees are set up, appoint the members, determine the purpose, powers and authorities as well as the procedures and such other rules as may be applicable thereto. Our board of directors has established an audit committee pursuant to the Luxembourg law of 23 July 2016 concerning the audit profession, as well as a compensation committee, a corporate governance and nominating committee.
No contract or other transaction between us and any other company or firm shall be affected or invalidated by the fact that any one or more of our directors or officers is interested in, or is a director, associate, officer, agent, adviser or employee of such other company or firm. Any director or officer who serves as a director, officer or employee or otherwise of any company or firm with which we shall contract or otherwise engage in business shall not, by reason of such affiliation with such other company or firm only, be prevented from considering and voting or acting upon any matters with respect to such contract or other business.
Any director who has, directly or indirectly, a conflicting interest in a transaction submitted for approval to our board of directors that conflicts with our interest, must inform our board of directors thereof and to cause a record of his statement to be included in the minutes of the meeting. Such director may not take part in these deliberations and may not vote on the relevant transaction. At the next general meeting, before any resolution is put to a vote, a special report shall be made on any transactions in which any of the directors may have had an interest that conflicts with our interest.
No shareholding qualification for directors is required.
Any director and other officer, past and present, is entitled to indemnification from us to the fullest extent permitted by law against liability and all expenses reasonably incurred or paid by such director in connection with any claim, action, suit or proceeding in which he or she is involved as a party or otherwise by virtue of his or her being or having been a director. We may purchase and maintain insurance for any director or other officer against any such liability.
No indemnification shall be provided against any liability to us or our shareholders by reason of willful misconduct, bad faith, gross negligence or reckless disregard of the duties of a director or officer. No indemnification will be provided with respect to any matter as to which the director or officer shall have been finally adjudicated to have acted in bad faith and not in our interest, nor will indemnification be provided in the event of a settlement (unless approved by a court or our board of directors).

Registrars and Registers for Our Common Shares
All of our common shares are in registered form only.
We keep a register of common shares at our registered office in Luxembourg. This register is available for inspection by any shareholder. In addition, we may appoint registrars in different jurisdictions who will each maintain a separate register for the registered common shares entered therein. It is possible for our shareholders to elect the entry of their common shares in one of these registers and the transfer thereof at any time from one register to any other, including to the register kept at our registered office. However, our board of directors may restrict such transfers for common shares that are registered, listed, quoted, dealt in or have been placed in certain jurisdictions in compliance with the requirements applicable therein.
Our articles of association provide that the ownership of registered common shares is established by inscription in the relevant register. We may consider the person in whose name the registered common shares are registered in the relevant register as the owner of such registered common shares.
Transfer Agent and Registrar
The transfer agent and registrar for our common shares is American Stock Transfer & Trust Company, LLC, with an address at 6201 15th Avenue Brooklyn, New York, New York 11219.
Our common shares are listed on the NYSE under the symbol “GLOB” and on the on the LuxSE and admitted to trade on the regulated market of the LuxSE under the International Securities Identification Number LU0974299876.

PLAN OF DISTRIBUTION
General
We or any selling shareholders may sell the shares directly to purchasers or to or through underwriters, broker-dealers or agents in one or more transactions at any time at fixed prices, at market prices prevailing at the time of sale, at varying prices determined at the time of sale or at negotiated prices, or through any combination of the foregoing. Such sales may be effected in transactions on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, in the over-the-counter market or in transactions other than on such exchanges or services or in the over-the-counter market. We or any selling shareholders may use any one or more of the following methods when selling shares:
•
underwritten public offerings;

•
block trades in which the broker-dealer so engaged will attempt to sell the common shares as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•
purchases by a broker-dealer, as principal, and resale by such broker-dealer for its account;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
in privately negotiated transactions; or

•
through a combination of any of these methods of sale or by any other legally available means.

We or any selling shareholders may enter into hedging transactions from time to time in which a selling shareholder may:
•
enter into transactions with a broker-dealer or any other person in connection with which such broker-dealer or other person will engage in short sales of the shares, in which case such broker-dealer or other person may use the shares received from we or any selling shareholders to close out its short positions;

•
sell common shares short and re-deliver shares offered by this prospectus to close out its short positions;

•
enter into options or other types of transactions that require we or any selling shareholder to deliver the shares to a broker-dealer, affiliate or third party, who will then resell or transfer the shares under this prospectus; or

•
loan or pledge the shares to a broker-dealer or any other person, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares under this prospectus.

We or any selling shareholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus.
Selling Shareholders
The selling shareholders, and their pledgees, donees, transferees or other successors in interest, may offer our securities in one or more offerings, and if required by applicable law or in connection with an underwritten offering, pursuant to one or more prospectus supplements, and any such prospectus supplement will set forth the terms of the relevant offering as described above. To the extent our shares offered by a selling shareholder pursuant to a prospectus supplement remain unsold, the selling shareholder may offer those shares on different terms pursuant to another prospectus supplement. Sales by the selling shareholders may not require the provision of a prospectus supplement.
In addition to the foregoing, each of the selling shareholders may offer our securities at various times in one or more of the following transactions: through short sales, derivative and hedging transactions; by pledge to secure debts and other obligations; through offerings of securities exchangeable, convertible or exercisable for our securities; under forward purchase contracts with trusts, investment companies or other entities (which may, in turn, distribute their own securities); through distribution to its members, partners or shareholders; in exchange or over-the-counter market transactions; and/or in private transactions.
There can be no assurance that any selling shareholder will sell any or all of the common shares covered by this prospectus.
We are required to pay all fees and expenses incident to the registration of our common shares. We or any selling shareholders will bear the fees, discounts, concessions and commissions incurred by the selling shareholders in connection with resales of the common shares. We may agree to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act and the Exchange Act, or the selling shareholders may be entitled to contribution. The selling shareholders may agree to indemnify us against certain losses, claims, damages and liabilities, including liabilities under the Securities Act that may arise from written information furnished to us by the selling shareholders specifically for use in this prospectus.
In certain circumstances, we may restrict or suspend offers and sales or other dispositions of our common shares under the registration statement of which this prospectus forms a part after the date of this prospectus. In the event of such restriction or suspension, the selling shareholders will not be able to offer or sell or otherwise dispose of our common shares under the registration statement of which this prospectus forms a part.
We or any selling shareholders and any other person participating in the sale of our common shares will be subject to the rules of the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of our common shares by us and selling shareholders. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the common shares to engage in market-making activities with respect to the particular common shares being distributed. This may affect the marketability of our common shares and the ability of any person or entity to engage in market-making activities with respect to our common shares.
Once sold under the registration statement of which this prospectus forms a part, our common shares will be freely tradable in the hands of persons other than our affiliates.

ENFORCEABILITY OF CIVIL LIABILITIES
We are a Luxembourg joint stock company (société anonyme). Most of our assets are located outside the United States. Furthermore, most of our directors and officers and some experts named in this prospectus reside outside the United States and a substantial portion of their assets are located outside the United States. As a result, investors may not be able to effect service of process within the United States upon us or these persons or to enforce judgments obtained against us or these persons, including judgments predicated upon the civil liability provisions of U.S. federal securities law. Likewise, it may also be difficult for an investor to enforce in U.S. courts judgments obtained against us or these persons in courts located in jurisdictions outside the U.S., including judgments predicated upon the civil liability provisions of the U.S. federal securities laws.
Luxembourg
It may be difficult for an investor to bring an original action in a Luxembourg court predicated solely upon the civil liability provisions of the U.S. federal securities laws against us, our directors or our officers. There is doubt as to whether Luxembourg courts would permit such actions or enforce any civil liabilities thereon. Furthermore, Luxembourg law does not recognize a shareholder’s right to bring a derivative action on our behalf, except in limited cases.
As there is no treaty in force on the reciprocal recognition and enforcement of judgments in civil and commercial matters between the United States and the Grand Duchy of Luxembourg, courts in Luxembourg will not automatically recognize and enforce a final judgment rendered by a U.S. court. A valid judgment in civil or commercial matters obtained from a court of competent jurisdiction in the United States may be entered and enforced through a court of competent jurisdiction in Luxembourg, subject to compliance with the enforcement procedures (exequatur). The enforceability in Luxembourg courts of judgments rendered by U.S. courts will be subject, prior to any enforcement in Luxembourg, to the procedure and the conditions set forth in the Luxembourg procedural code, which conditions may include the following as of the date of this prospectus:
•
the judgment of the U.S. court is final and enforceable (exécutoire) in the United States;

•
the U.S. court had jurisdiction over the subject matter leading to the judgment (that is, its jurisdiction was in compliance both with Luxembourg private international law rules and with the applicable domestic U.S. federal or state jurisdictional rules);

•
the U.S. court has applied to the dispute the substantive law that would have been applied by Luxembourg courts;

•
the judgment was granted following proceedings where the counterparty had the opportunity to appear and, if it appeared, to present a defense, and the decision of the foreign court must not have been obtained by fraud, but in compliance with the rights of the defendant;

•
the U.S. court has acted in accordance with its own procedural laws; and

•
the judgment of the U.S. court does not contravene Luxembourg international public policy or rules, nor has the judgment been given in proceedings of a tax or criminal nature or rendered subsequent to an evasion of Luxembourg law (fraude a la loi).

In addition, awards of damages made under civil liabilities provisions of the U.S. federal securities laws, or other laws, which are classified by Luxembourg courts as being of a penal or punitive nature (for example, fines or punitive damages) may not be recognized by Luxembourg courts). While an ordinary award of monetary damages would not be considered as a penalty, if an award of monetary damages includes punitive damages, a Luxembourg court may consider such punitive damages a penalty.
Argentina
It may be difficult for an investor to bring an original action in an Argentine court predicated solely upon the civil liability provisions of the U.S. federal securities laws against us, our directors or our officers. There is doubt as to whether Argentine courts would permit such actions or enforce any civil liabilities thereon.

Prior to any enforcement in Argentina, a judgments entered by a U.S. court will be subject to the procedures and conditions set forth in of Article 517 of the Argentine Civil and Commercial Procedure Code (approved by Law No. 17,454 as amended by Law No. 22, 434), which includes the following conditions:
•
the judgment must be final in the jurisdiction where rendered, issued by a competent court in accordance with Argentine jurisdictional principles and result from (a) a personal action or (b) in rem action with respect to personal property which was transferred to Argentina during or after the prosecution of the foreign action;

•
the defendant against whom enforcement of the judgment is sought must be personally served with the summons, in accordance with due process of law, and given an opportunity to defend against the foreign action;

•
the judgment must be valid in the jurisdiction where rendered and its authenticity must be established in accordance with the requirements of Argentine law;

•
the judgment cannot contravene Argentine principles of public order; and

•
the judgment cannot be contrary to a prior or simultaneous judgment of an Argentine court.

LEGAL MATTERS
Arendt & Medernach S.A., Luxembourg, our Luxembourg counsel, will pass upon the validity of our common shares offered by this prospectus for us with respect to the laws of the Grand Duchy of Luxembourg. Certain matters under U.S. federal and New York state law will be passed upon for us by DLA Piper LLP (US), New York, New York, our United States counsel. Counsel for any underwriters or agents, if any, will be named in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements of Globant S.A. that have been incorporated in this prospectus by reference from Globant S.A.’s Annual Report on Form 20-F for the year ended December 31, 2017, and the effectiveness of Globant S.A.’s internal control over financial reporting as of December 31, 2017, have been audited by Deloitte & Co. S.A., an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8. Indemnification of Directors and Officers
Our directors are not held personally liable for the indebtedness or other obligations of Globant S.A., except in limited circumstances. As agents of Globant S.A., they are responsible for the performance of their duties. Subject to the exceptions and limitations set forth below and mandatory provisions of law, every person who is, or has been, a director or officer of Globant S.A. will be indemnified by Globant S.A. to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding which he or she becomes involved as a party or otherwise by virtue of his or her being or having been such a director or officer and against amounts paid or incurred by him or her in the settlement thereof. The words “claim,” “action,” “suit” or “proceeding” refer to all claims, actions, suits or proceedings (civil, criminal or otherwise including appeals) actual or threatened and the words “liability” and “expenses” include without limitation attorneys’ fees, costs, judgments, amounts paid in settlement and other liabilities.
No indemnification, however, will be provided to any director or officer: (i) against any liability to Globant S.A. or its shareholders by reason of willful misconduct, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office; (ii) with respect to any matter as to which he or she shall have been finally adjudicated to have acted in bad faith and not in the interest of Globant S.A.; or (iii) in the event of a settlement, unless the settlement has been approved by a court of competent jurisdiction or by our board of directors.
The rights of indemnification described above are severable, do not affect any other rights to which any director or officer may otherwise be entitled, continue as to a person who has ceased to be such director or officer and inures to the benefit of the heirs, executors and administrators of such a person. Nothing contained in Globant S.A.’s articles of association affect any rights to indemnification to which corporate personnel, including directors and officers, may be entitled by contract or otherwise under law.
Expenses in connection with the preparation and representation of a defense of any claim, action, suit or proceeding of the character described above will be advanced by Globant S.A. prior to final disposition thereof upon receipt of any undertaking by or on behalf of the officer or director, who must repay such amount if it is ultimately determined that he is not entitled to indemnification.
The registrant maintains an insurance policy that protects its directors and officers from liabilities incurred as a result of actions taken in their official capacity.
Item 9. Exhibits
The list of exhibits is incorporated herein by reference to the Exhibit Index following the signature pages.
Item 10. Undertakings
(a)
The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to this Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering; provided, however, that a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

(5)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the Registrant; and

(iv)
Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX
Exhibit No.	Document
1.1*	Form of Underwriting Agreement
5.1	Opinion of Arendt & Medernach S.A., Luxembourg, as to the validity of the common shares
8.1	Opinion of Arendt & Medernach S.A., Luxembourg, as to Luxembourg tax matters
8.2	Opinion of DLA Piper LLP (US) as to U.S. tax matters
23.1	Consent of Arendt & Medernach S.A. (included in Exhibits 5.1 and 8.1)
23.2	Consent of DLA Piper (US) LLP (included in Exhibit 8.2)
23.3	Consent of Deloitte & Co. S.A.
24.1	Powers of Attorney (included on signature page of this Registration Statement)

*
To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buenos Aires, Argentina, on June 20, 2018.
Globant S.A.
By:	/s/ Alejandro Scannapieco Alejandro Scannapieco Chief Financial Officer
POWER OF ATTORNEY
We, the undersigned directors and officers of Globant S.A., hereby severally constitute and appoint Martín Migoya, Martín Umaran and Alejandro Scannapieco and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Martín Migoya Martín Migoya	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	June 20, 2018
/s/ Alejandro Scannapieco Alejandro Scannapieco	Chief Financial Officer (Principal Financial Officer)	June 20, 2018
/s/ Yanina Maria Conti Yanina Maria Conti	Chief Accounting Officer (Principal Accounting Officer)	June 20, 2018
/s/ Martín Gonzalo Umaran Martín Gonzalo Umaran	Director and Chief of Staff	June 20, 2018
/s/ Guibert Andrés Englebienne Guibert Andrés Englebienne	Director and Chief Technology Officer	June 20, 2018
/s/ Francisco Álvarez-Demalde Francisco Álvarez-Demalde	Director	June 20, 2018
/s/ Mario Eduardo Vázquez Mario Eduardo Vázquez	Director	June 20, 2018
/s/ Philip A. Odeen Philip A. Odeen	Director	June 20, 2018
/s/ David J. Moore David J. Moore	Director	June 20, 2018

Signature	Title	Date
/s/ Marcos Galperin Marcos Galperin	Director	June 20, 2018
/s/ Linda Rottenberg Linda Rottenberg	Director	June 20, 2018